UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2015

Cloud Peak Energy Inc.

 (Exact name of registrant as specified in its charter)

Delaware	001-34547	26-3088162
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 S. Gillette Ave., Gillette, Wyoming	82716
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 687-6000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 13, 2015, the Company held its 2015 annual meeting of stockholders (“Annual Meeting”), at which the stockholders voted as follows:

•             Proposal 1 (Election of Directors): The stockholders elected Messrs. Marshall and Nance, both current directors, as Class III directors, each to serve until the Company’s annual meeting of stockholders in 2018.

Nominee	For	Against	Abstain	Broker Non-Votes
Colin Marshall	42,742,747	2,619,114	182,876	6,482,568
Steven Nance	44,402,732	958,917	183,088	6,482,568

•             Proposal 2 (Ratification of the Appointment of Independent Auditors): The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year.

For	Against	Abstain	Broker Non-Votes
51,135,084	408,277	483,944	0

•             Proposal 3 (Advisory Vote on Compensation of Named Executive Officers): The stockholders approved on an advisory basis the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K promulgated by the Securities and Exchange Commission.

For	Against	Abstain	Broker Non-Votes
44,825,778	532,633	186,326	6,482,568

•                  Proposal 4 (Proxy Access Bylaw Amendment Recommended by Cloud Peak Energy): The stockholders did not approve the company- recommended amendment to the Cloud Peak Energy bylaws regarding proxy access.

For	Against	Abstain	Broker Non-Votes
11,786,349	33,693,991	64,397	6,482,568

•                  Proposal 5 (Stockholder Proposal Regarding Proxy Access): The stockholders approved the non-binding stockholder proposal regarding proxy access.

For	Against	Abstain	Broker Non-Votes
32,254,575	13,095,864	194,298	6,482,568

Additional information about these proposals can be found in the Company’s Proxy Statement for the Annual Meeting which was filed with the U.S. Securities and Exchange Commission on March 30, 2015. There were no other proposals voted on at the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOUD PEAK ENERGY INC.

Date: May 18, 2015	By:	/s/ Bryan J. Pechersky
	Name:	Bryan J. Pechersky
	Title:	Executive Vice President, General Counsel and Corporate Secretary